EXTENDED STAY AMERICA ANNOUNCES SECOND QUARTER 2016 RESULTS

-Second Quarter Net Income of $61.4 million
-Second Quarter Adjusted EBITDA1 of $164.7 million
-Second Quarter Total Revenues of $332.8 million
-Second Quarter Comparable Hotel2 Total Revenues Increase of 3.4%

CHARLOTTE, N.C. - July 28, 2016 (BUSINESS WIRE) - Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Comparable Hotel total revenues grew 3.4% to $332.8 million

•	Comparable Hotel Revenue Per Available Room (“RevPAR”) grew 3.3% to $51.89

•	Comparable Hotel Adjusted EBITDA increased 0.9% to $164.7 million

•	Adjusted Paired Share Income[1] of $63.0 million, or $0.31 per diluted Paired Share[1]

Six Months 2016 Highlights

•	Comparable Hotel total revenues grew 4.7% to $620.3 million

•	Comparable Hotel RevPAR grew 4.0% to $48.36

•	Comparable Hotel Adjusted EBITDA increased 3.1% to $287.5 million

•	Adjusted Paired Share Income of $88.8 million, or $0.44 per diluted Paired Share

Extended Stay America’s Chief Executive Officer, Gerry Lopez, commented, “Our RevPAR growth for the second quarter and year to date continued to outpace our closest competitive chain-scales - Economy and Midscale. Although we’re disappointed to come in at the low end of our expected range, we believe our Adjusted EBITDA growth will re-accelerate in the back half of 2016 as we begin to cycle on expenses related to initiatives implemented in 2015 and the headwinds from our heavy renovation schedule diminish.”

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).
2 Comparable Hotels include 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and six months ended June 30, 2016 and 2015.

Mr. Lopez continued, “We were pleased with the progress we made during the second quarter on our future growth initiatives, including significant work on design and cost estimates and closing in on the site selection for our prototype hotel. During the quarter we also completed our strategic portfolio review of all 629 hotels. We have had strong interest and constructive dialogue with owners, franchisees and developers following our New York Investor Day last June 2, and continue to be encouraged by what we hear.”

Financial and Operating Results
Total revenues for the three months ended June 30, 2016 were $332.8 million while Comparable Hotel total revenues increased by 3.4% over the comparable period in 2015. Total revenues for the six months ended June 30, 2016 were $620.3 million while Comparable Hotel total revenues increased by 4.7% over the comparable period in 2015.

RevPAR for the three months ended June 30, 2016 grew 7.0% over the comparable period in 2015, driven by an improvement in average daily rate (“ADR”) of 7.6%. Occupancy declined to 76.7% compared to 77.1% in the comparable period in 2015 due primarily to an increased number of hotel rooms under renovation. Comparable Hotel RevPAR grew 3.3% during the quarter to $51.89 driven by a 4.0% increase in ADR, partially offset by a 50 bps decrease in occupancy. RevPAR for the six months ended June 30, 2016 increased 7.5% over the comparable period in 2015, driven by an 8.4% increase in ADR. Occupancy declined to 73.1% compared to 73.8% in the comparable period in 2015 due primarily to an increased number of hotel rooms under renovation. Comparable Hotel RevPAR grew 4.0% during the first six months of the year to $48.36 driven by a 4.9% increase in ADR, partially offset by a 60 bps decrease in occupancy.

Net income for the three months ended June 30, 2016 was $61.4 million compared to $64.8 million in the comparable period in 2015. Net income decreased due to the 53 hotel portfolio sale in December 2015 and an increase in depreciation expense due to renovations, partially offset by a decrease in income tax expense. Net income for the six months ended June 30, 2016 was $76.1 million compared to $92.7 million in the comparable period in 2015. Income tax expense for the three months ended June 30, 2016 was $7.4 million compared to $17.9 million in the comparable period in 2015. Tax expense decreased primarily due to the reversal of a deferred tax liability related to anticipated receipt of future non-taxable distributions from ESH Hospitality, Inc. Income tax expense for the six months ended June 30, 2016 was $10.3 million compared to $26.8 million in the comparable period in 2015.

Hotel Operating Margin1 for the three months ended June 30, 2016 was 55.8% compared to 57.1% in the comparable period in 2015. Comparable Hotel Operating Margin decreased 190 basis points over the comparable period in 2015. The decrease in Hotel Operating Margin was primarily due to increases in personnel costs and reservation expenses. Comparable Hotel Operating Margin for the six months ended June 30, 2016 was 53.3% compared to 54.5% in the comparable period in 2015.

Adjusted EBITDA for the three months ended June 30, 2016 was $164.7 million. Adjusted EBITDA excludes non-cash equity-based compensation of $2.9 million and loss on disposal of assets and other expenses of $2.1 million. Comparable Hotel Adjusted EBITDA increased $1.5 million or 0.9% during the quarter over the comparable period in 2015. Adjusted EBITDA for the six months ended June 30, 2016 was $287.5 million. Adjusted EBITDA excludes non-cash equity based compensation of $5.6 million and loss on disposal of assets and other net expenses of $4.3 million. Comparable Hotel Adjusted EBITDA increased $8.6 million or 3.1% during the six months ended June 30, 2016 over the comparable period in 2015.

Adjusted Paired Share Income for the three months ended June 30, 2016 was $63.0 million, or $0.31 per diluted Paired Share, compared to $66.8 million, or $0.33 per diluted Paired Share, in the comparable period in 2015. Adjusted Paired Share Income for the six months ended June 30, 2016 was $88.8 million, or $0.44 per diluted Paired Share, compared to $97.2 million, or $0.48 per diluted Paired Share, in the comparable period in 2015. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Capital
The Company invested $53.0 million in capital expenditures during the second quarter of 2016 which includes $26.4 million in renovation capital and $24.3 million in maintenance capital. The Company completed 35 hotel renovations in the second quarter of 2016, bringing the total number of renovated hotels to 530. For the six months ended June 30, 2016, the Company invested $109.9 million in capital expenditures.

Distribution and Share Repurchases
On July 28, 2016, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc., declared cash distributions totaling $0.19 per Paired Share for the second quarter of 2016. The distributions are payable on August 25, 2016 to shareholders of record as of August 11, 2016.

During the second quarter of 2016, the Company repurchased approximately 2.1 million Paired Shares for an aggregate purchase price of approximately $31.6 million. The Company had $139.6 million remaining for repurchases under the combined Paired Share repurchase program at the end of the second quarter of 2016.

2016 Outlook
The Company’s outlook for 2016 is updated as follows:

•	Total revenues are expected to range from $1.257 billion to $1.272 billion

•	Comparable Hotel total revenues are expected to increase by approximately 3.25% to 4.50%

•	Net income is anticipated to range from $162 million to $188 million

•	Adjusted EBITDA is expected to range from $595 million to $610 million, representing approximately 3.6 % to 6.2% growth over 2015 Comparable Hotel Adjusted EBITDA

•	Depreciation and amortization of $215 million to $220 million

•	Net interest expense of $153 million to $158 million

•	Effective tax rate is expected to range between 15.0% and 16.0%

•	Capital expenditures are expected to range from $240 million to $260 million, including $120 to $135 million in hotel renovation capital and approximately $100 million in maintenance capital

Webcast and Conference Call Details

The Company will host a conference call on Thursday, July 28, 2016 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until August 11, 2016, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13640856.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures, including those provided on a Comparable Hotel basis, provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted

Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2016 outlook, expected performance, free cash flow, debt reduction, distribution growth and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from future results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2016 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,500 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.esa.com for more information about the Company and its services.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2016	2015	% Variance		2016	2015	% Variance
			REVENUES:
$327,833	$335,384	(2.3)%	Room revenues	$610,970	$618,682	(1.2)%
4,956	4,927	0.6%	Other hotel revenues	9,377	9,220	1.7%

332,789	340,311	(2.2)%	Total revenues	620,347	627,902	(1.2)%

			OPERATING EXPENSES:
149,078	146,499	1.8%	Hotel operating expenses	294,638	291,494	1.1%
23,988	26,036	(7.9)%	General and administrative expenses	48,940	49,536	(1.2)%
55,011	50,529	8.9%	Depreciation and amortization	108,319	99,712	8.6%

228,077	223,064	2.2%	Total operating expenses	451,897	440,742	2.5%

—	38	(100.0)%	OTHER INCOME	18	41	(56.1)%

104,712	117,285	(10.7)%	INCOME FROM OPERATIONS	168,468	187,201	(10.0)%

114	(873)	113.1%	OTHER NON-OPERATING EXPENSE (INCOME)	(764)	892	(185.7)%

35,764	35,501	0.7%	INTEREST EXPENSE, NET	82,749	66,818	23.8%

68,834	82,657	(16.7)%	INCOME BEFORE INCOME TAX EXPENSE	86,483	119,491	(27.6)%

7,448	17,852	(58.3)%	INCOME TAX EXPENSE	10,344	26,826	(61.4)%

61,386	64,805	(5.3)%	NET INCOME	76,139	92,665	(17.8)%

(657)	(6,822)	(90.4)%	NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	1,636	(13,134)	(112.5)%

$60,729	$57,983	4.7%	NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$77,775	$79,531	(2.2)%

$0.30	$0.28		NET INCOME PER COMMON SHARE - DILUTED	$0.38	$0.39

201,689	204,553		WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - DILUTED	203,029	204,465

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH REIT's common equity and 125 shares of ESH REIT preferred stock.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF JUNE 30, 2016 AND DECEMBER 31, 2015
			(In thousands)
			(Unaudited)

				June 30,	December 31,
				2016	2015
			Cash and cash equivalents	$137,104	$373,239
			Restricted cash	$190,080	$84,416
			Total assets	$4,406,586	$4,528,900
			Total debt, net of unamortized deferred financing costs and debt discount (1)	$2,768,812	$2,783,590
			Total equity	$1,436,708	$1,488,357

(1) Unamortized deferred financing costs and debt discounts totaled approximately $50.0 million and $35.2 million as of June 30, 2016 and December 31, 2015, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2016	2015	Variance		2016	2015	Variance
629	682	(53)	Number of hotels (as of June 30) (1)	629	682	(53)
69,383	76,000	(6,617)	Number of rooms (as of June 30) (1)	69,383	76,000	(6,617)
76.7%	77.1%	(40) bps	Occupancy	73.1%	73.8%	(70) bps
$67.65	$62.90	7.6%	ADR	$66.14	$60.99	8.4%
$51.89	$48.49	7.0%	RevPAR	$48.36	$44.98	7.5%

			Hotel Inventory (as of June 30):
530	382	148	Renovated Extended Stay America (2)	530	382	148
99	253	(154)	Unrenovated Extended Stay America and other (1)	99	253	(154)
—	47	(47)	Crossland Economy Studios (1)	—	47	(47)
629	682	(53)	Total number of hotels	629	682	(53)

			Renovation Displacement Data (in thousands, except percentages):
6,316	6,917	(601)	Total available room nights	12,632	13,754	(1,122)
57	27	30	Room nights displaced from renovation	179	103	76
0.9%	0.4%	50 bps	% of available room nights displaced	1.4%	0.7%	70 bps

COMPARABLE HOTEL OPERATING METRICS (3)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2016	2015	Variance		2016	2015	Variance
629	629	—	Number of hotels	629	629	—
69,383	69,383	—	Number of rooms	69,383	69,383	—
76.7%	77.2%	(50) bps	Comparable Hotel Occupancy	73.1%	73.7%	(60) bps
$67.65	$65.07	4.0%	Comparable Hotel ADR	$66.14	$63.07	4.9%
$51.89	$50.24	3.3%	Comparable Hotel RevPAR	$48.36	$46.49	4.0%

			Comparable Hotel Inventory:
530	382	148	Renovated Extended Stay America (2)	530	382	148
99	247	(148)	Unrenovated Extended Stay America and other	99	247	(148)
629	629	—	Comparable Hotel number of hotels	629	629	—

			Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,316	6,316	—	Comparable Hotel available room nights	12,632	12,561	71
57	27	30	Comparable Hotel room nights displaced from renovation	179	103	76
0.9%	0.4%	50 bps	% of Comparable Hotel available room nights displaced	1.4%	0.8%	60 bps

(1) In December 2015, the Company sold a portfolio of 53 hotel properties, six of which were included in "Unrenovated Extended Stay America and other" and 47 of which were included in "Crossland Economy Studios" as of June 30, 2015.

(2) Includes three Extended Stay Canada-branded hotels.

(3) Comparable Hotel operating metrics include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and six months ended June 30, 2016 and 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Six Months Ended
June 30,					June 30,
2016		2015			2016		2015
$61,386		$64,805		Net income	$76,139		$92,665
35,764		35,501		Interest expense, net	82,749		66,818
7,448		17,852		Income tax expense	10,344		26,826
55,011		50,529		Depreciation and amortization	108,319		99,712
159,609		168,687		EBITDA	277,551		286,021
2,939		2,803		Non-cash equity-based compensation	5,619		4,919
114		(873)		Other non-operating (income) expense	(764)		892
1,997	(1)	1,101	(2)	Other expenses	5,052	(3)	2,744	(4)
$164,659		$171,718		Adjusted EBITDA	$287,458		$294,576
(4.1)%				% growth	(2.4)%

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA(5)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Six Months Ended
June 30,					June 30,
2016		2015			2016		2015
$61,386		$64,805		Net income	$76,139		$92,665
35,764		35,501		Interest expense, net	82,749		66,818
7,448		17,852		Income tax expense	10,344		26,826
55,011		50,529		Depreciation and amortization	108,319		99,712
159,609		168,687		EBITDA	277,551		286,021
—		(8,548)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		(15,680)
2,939		2,803		Non-cash equity-based compensation	5,619		4,919
114		(873)		Other non-operating (income) expense	(764)		892
1,997	(1)	1,101	(6)	Other expenses	5,052	(3)	2,744	(7)
$164,659		$163,170		Comparable Hotel Adjusted EBITDA	$287,458		$278,896
0.9%				% growth	3.1%

(1) Includes loss on disposal of assets of approximately $2.1 million and transaction costs of approximately $(0.1) million due to the revision of an estimate related to the sale of 53 hotel properties.

(2) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million and loss on disposal of assets of approximately $0.4 million.

(3) Includes loss on disposal of assets of approximately $5.0 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of 53 hotel properties.

(4) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million and loss on disposal of assets of approximately $2.0 million.

(5) Comparable Hotel Adjusted EBITDA includes the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for both the three months ended June 30, 2016 and 2015.

(6) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million and loss on disposal of assets of approximately $0.4 million, $0.1 million of which relates to the hotels not owned for entirety of periods presented.

(7) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million and loss on disposal of assets of approximately $2.0 million, $0.2 million of which relates to the hotels not owned for entirety of periods presented.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO PAIRED SHARE
INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands, expect per Paired Share data)
(Unaudited)

Three Months Ended					Six Months Ended
June 30,					June 30,
2016		2015			2016		2015
$60,729		$57,983		Net income attributable to common shareholders	$77,775		$79,531
653		6,820		Noncontrolling interests attributable to Class B common shares of ESH REIT	(1,644)		13,126
61,382		64,803		Paired Share Income	76,131		92,657
—		2,283		Debt extinguishment costs	12,103		2,283
114		(873)		Other non-operating (income) expense	(764)		892
1,997	(1)	1,101	(2)	Other expenses	5,052	(3)	2,744	(4)
(460)		(541)		Tax effect of Paired Share income adjustments	(3,730)		(1,373)
$63,033		$66,773		Adjusted Paired Share Income	$88,792		$97,203

$0.31		$0.33		Adjusted Paired Share Income per Paired Share – diluted	$0.44		$0.48

201,689		204,553		Weighted average Paired Shares outstanding – diluted	203,029		204,465

(1) Includes loss on disposal of assets of approximately $2.1 million and transaction costs of approximately $(0.1) million due to the revision of an estimate related to the sale of 53 hotel properties.

(2) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million and loss on disposal of assets of approximately $0.4 million.

(3) Includes loss on disposal of assets of approximately $5.0 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of 53 hotel properties.

(4) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million and loss on disposal of assets of approximately $2.0 million.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2016	2015	% Variance		2016	2015	% Variance
$327,833	$335,384	(2.3)%	Room revenues	$610,970	$618,682	(1.2)%
4,956	4,927	0.6%	Other hotel revenues	9,377	9,220	1.7%
332,789	340,311	(2.2)%	Total hotel revenues	620,347	627,902	(1.2)%
146,973	146,034	0.6%	Hotel operating expenses (1)	289,637	289,455	0.1%
$185,816	$194,277	(4.4)%	Hotel Operating Profit	$330,710	$338,447	(2.3)%
55.8%	57.1%	(130) bps	Hotel Operating Margin	53.3%	53.9%	(60) bps

NON-GAAP RECONCILIATION OF COMPARABLE HOTEL OPERATING PROFIT AND COMPARABLE HOTEL OPERATING MARGIN(2)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2016	2015	% Variance		2016	2015	% Variance
$327,833	$335,384	(2.3)%	Room revenues	$610,970	$618,682	(1.2)%
4,956	4,927	0.6%	Other hotel revenues	9,377	9,220	1.7%
—	(18,428)	(100.0)%	Total revenues of hotels not owned for entirety of periods presented	—	(35,377)	(100.0)%
332,789	321,883	3.4%	Comparable Hotel total revenues	620,347	592,525	4.7%
146,973	146,034	0.6%	Hotel operating expenses (1)	289,637	289,455	0.1%
—	(9,880)	(100.0)%	Hotel operating expenses of hotels not owned for entirety of periods presented (3)	—	(19,697)	(100.0)%
146,973	136,154	7.9%	Comparable Hotel operating expenses	289,637	269,758	7.4%
$185,816	$185,729	0.0%	Comparable Hotel Operating Profit	$330,710	$322,767	2.5%

55.8%	57.7%	(190) bps	Comparable Hotel Operating Margin	53.3%	54.5%	(120) bps

(1) Excludes loss on disposal of assets of approximately $2.1 million, $0.4 million, $5.0 million and $2.0 million, respectively.

(2) Comparable Hotel Operating Profit and Comparable Hotel Operating Margin include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and six months ended June 30, 2016 and 2015.

(3) Excludes loss on disposal of assets of approximately $0 million, $0.1 million, $0 million and $0.2 million, respectively.

EXTENDED STAY AMERICA, INC.
COMPARABLE HOTEL TOTAL REVENUES (1) AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA (1)
TWELVE MONTHS ENDED DECEMBER 31, 2015 (ACTUAL) AND 2016 (OUTLOOK)
(In thousands)
(Unaudited)

	Twelve Months Ended			Twelve Months Ending December 31, 2016
	December 31, 2015			(Outlook)
	(Actual)			Low		High
	$1,217,354		Comparable Hotel total revenues	$1,256,900		$1,272,100

	$283,022		Net income	$161,922		$188,499
	137,782		Interest expense, net	158,000		153,000
	76,536		Income tax expense	30,842		33,265
	203,897		Depreciation and amortization	220,000		215,000
	701,237		EBITDA	570,764		589,764
	(28,948)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		—
	10,500		Non-cash equity-based compensation	14,000		11,000
	2,732		Other non-operating expense (income)	(764)		(764)
	9,011		Impairment of long-lived assets	—		—
	(130,894)		Gain on sale of hotel properties	—		—
	10,495	(2)	Other expenses	11,000	(3)	10,000	(3)
	$574,133		Comparable Hotel Adjusted EBITDA	$595,000		$610,000
			% growth	3.6%		6.2%

(1)
Comparable Hotel total revenues and Comparable Hotel Adjusted EBITDA include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015.

(2)
Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties, and loss on disposal of assets of approximately $9.3 million, $0.3 million of which relates to hotels not owned for entirety of the period.

(3)	Includes non-cash loss on disposal of assets and other non-operating transaction costs.